Exhibit 12


                       Statement re: Computation of Ratios


                            MARVEL ENTERPRISES, INC.

      RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

                                     3/31/99

                                 (in thousands)


Fixed Charges and Preference Dividends:

Interest Expense - Gross                                                 8,317

Interest on Rent Expense                                                   112
                                                                  -------------

   Total Fixed Charges                                                   8,429
                                                                  -------------

Preferred Stock Dividends                                                3,443
                                                                  -------------

   Total Fixed Charges and Preference Dividends                         11,872
                                                                  =============

Earnings:

Pretax Income                                                            1,718

Fixed Charges                                                            8,429
                                                                  -------------

   Total Earnings before Preference Dividends                           10,147

Preferred Stock Dividends                                                3,443
                                                                  -------------

   Total Earnings                                                       13,590
                                                                  =============


Ratio of Fixed Charges to Earnings                                        1.20
                                                                  =============

Ratio of Combined Fixed Charges and
Preference Dividends to Earnings                                          1.14
                                                                  =============

For the purposes of the ratio combined fixed charges and preference dividends to earnings, earnings were calculated by adding pretax income, interest expense and the portion of rents representative of an interest factor. Combined fixed charges consist of interest expense and the portion of rents representative of an interest factor.